EXHIBIT 10(o)(i)

2009 AMENDMENT TO AMENDED ASSIGNMENT AGREEMENT BETWEEN

TIMOTHY FENTON AND THE COMPANY

Effective January 1, 2009, consistent with an amendment to the Company’s expatriate policy, Mr. Fenton will no longer be required to make a housing contribution during his assignment. Further, the expatriate policy provides that Mr. Fenton shall receive a Home Leave allowance equal to two round-trip business class airfares per year between Hong Kong and South Carolina for himself and each of his eligible family members; however, for 2009 only, Mr. Fenton’s Home Leave allowance shall be calculated based upon first class airfare.